Exhibit 99.1

American Water and Essential Utilities to Merge as a Leading

Regulated U.S. Water and Wastewater Utility

Combined Company Will Serve 4.7 Million Water and Wastewater Connections Across 17 States;
Combined Water and Wastewater Rate Base of Approximately $29.3 Billion

Increases Scale, Geographic Diversity and Customer-Centric Capabilities to Deliver Best-in-Class Service
to Existing and Future Customers

Merger Expected to be Accretive to American Water’s EPS in the First Year Following the Close of Transaction

American Water Expects to Maintain 7-9% Long-term EPS and DPS Growth Targets

Combined Operations to Provide Greater Long-Term Growth Opportunities for Employees

Companies to Host Joint Conference Call Today at 8:30 a.m. ET

CAMDEN, N.J. and BRYN MAWR, Pa. – Oct. 27, 2025 – American Water Works Company, Inc. (NYSE: AWK) (“American Water”) and Essential Utilities, Inc. (NYSE: WTRG) (“Essential”) today announced that each company’s board of directors has unanimously approved a definitive agreement to combine in an all-stock, tax-free merger as a leading regulated U.S. water and wastewater public utility with a pro forma market capitalization of approximately $40 billion and a combined enterprise value of approximately $63 billion, based on closing stock prices as of October 24, 2025.

American Water President and Chief Executive Officer, John C. Griffith said, “This combination brings together two industry leaders united by our shared mission to provide safe, clean, reliable and affordable water and wastewater services to our customers. By joining forces with Essential, the combined company’s enhanced scale and operational efficiency will support continued investment in our critical infrastructure, enabling us to continue providing superior customer service at affordable rates. We look forward to bringing together the talented teams of both companies to help solve the many water and wastewater challenges across the country and expand our customer base.”

Essential Chairman and Chief Executive Officer, Christopher H. Franklin said, “Throughout Essential’s nearly 140-year history, we have consistently led with purpose to shape a future rooted in sustainability, innovation, resilience and best-in-class service for our customers. We are confident that the combined company will build upon our longstanding track record of delivering safe and reliable services and be better positioned to solve today’s challenges while creating a sustainable future. Together, we will have expertise, financial strength and regulatory credibility to continuously improve our infrastructure and meet the evolving needs of our customers. American Water and Essential will continue to enable our communities to thrive.”

Under the terms of the agreement, Essential shareholders will receive 0.305 shares of American Water for each share of Essential they own at the closing of the transaction. This exchange ratio implies a premium of approximately 10% to Essential shareholders based on the average of the daily volume weighted average price of each company’s common stock over the 60-trading-day period ending October 24, 2025. Upon completion of the merger, American Water shareholders will own approximately 69% and Essential shareholders will own approximately 31% of the combined company on a fully diluted basis.

Combination Provides Expansive Benefits to Key Stakeholders

•	Advances shared mission of delivering essential utility services. Providing safe, clean, reliable and affordable water and wastewater services will be of the utmost importance to the combined company. Management will continue to work closely with the EPA and federal, state and local officials to deliver the quality of water that customers have come to expect from American Water and Essential, while also adhering to safety and sustainability best practices.

•	Delivers attractive, long-term capital investment profile with ability to provide increased solutions to water and wastewater challenges across an expanded footprint. American Water expects to maintain its long-term rate base growth target of 8-9% upon the closing of the merger, positioning the company to continue to provide high quality service to customers. The combined company will continue to allocate capital to infrastructure renewal, resiliency, water quality, technology and growth projects.

•	Upholds commitments to employees and provides greater long-term opportunities. The combined company unites two highly skilled and experienced teams in the regulated utility space, with a greater ability to attract, develop and retain employees and create long-term opportunities for career growth. The combined company does not anticipate material changes to employee compensation or benefits as a result of the transaction. Both companies value their union partnerships, and all union contracts will continue to be honored in accordance with their current terms.

•	Strengthens commitment to communities, including water affordability. The combined company will remain an active member in the communities it serves, supporting customers and stakeholders with a dedicated workforce and passionate employee base. American Water and Essential each have a strong history of charitable giving, which will remain central to the combined organization. There will be no change in customer rates as a result of the merger, and American Water and Essential will be better able to maintain an average customer water bill that is affordable, supporting the economic prosperity of the more than 2,000 communities in which the combined company will operate.

Transformative Merger Driven by Compelling Strategic, Customer and Financial Rationale

•	Bolsters significant regulated water and wastewater utility providers. The combined company would have a water and wastewater rate base of approximately $29.3 billion[1] as of the end of 2024, with approximately 4.7 million water/wastewater connections across 17 states and on 18 military installations. With a larger footprint and customer base as well as increased geographic diversity, the combined company will be well positioned to deliver operational leverage, better customer service and broader customer reach.

[1] Excludes gas rate base of $4.2bn and includes Net Utility Plant not yet included in rate base, pending rate case filings/outcomes.

•	Supports long-term EPS and DPS growth of 7-9% for combined company. The transaction is expected to be accretive to American Water’s earnings per share in the first year following close, and the combined company expects to maintain American Water’s 7-9% earnings per share and dividend growth targets post close. Subject to market conditions and board approval, the parties expect the combined company to adopt American Water’s current dividend policy and payout target range. Both companies expect to maintain their existing dividend policies until the transaction is completed.

•	Creates a more resilient utility with improved credit quality and a strong balance sheet. The credit profile and metrics of the combined company are expected to remain strong, benefiting from diversified service territories and regulatory exposure, and a broader customer and revenue base. As a large-cap, regulated utility, the combined company will continue to have ready access to the equity capital markets. There is no debt issuance related to the transaction.

•	Includes an industry leading natural gas (LDC) utility that provides optionality to the combined company. Peoples Natural Gas is growing its rate base at a rate that exceeds 10% annually. In the five years since Essential has owned the company, it has doubled its rate base and substantially improved its risk profile. The Peoples regulated subsidiaries provided natural gas services to approximately 705,000 customers in western Pennsylvania and an additional approximately 41,000 in Kentucky as of the end of 2024.

Leadership, Board of Directors, Headquarters, Combined Company Name

Upon closing of the transaction, Mr. Griffith will serve as President and Chief Executive Officer of the combined company, and Mr. Franklin will serve as Executive Vice Chair of the board of directors of the combined company. Mr. Franklin will also serve as executive sponsor of the integration task force. David Bowler, American Water Executive Vice President and CFO, will serve as Executive Vice President and Chief Financial Officer, and all existing executive team members of American Water who report to the CEO will continue to do so post-close. Additionally, Daniel Schuller, Essential Executive Vice President and CFO, will serve as Executive Vice President and Chief Strategy Officer; Colleen Arnold, President of Essential Aqua Water, will serve as President, Regulated Operations; and Michael Huwar, President of Peoples Natural Gas, will remain President and continue to lead the natural gas business.

The combined company’s 15-member board of directors will include the 10 directors serving on American Water’s board of directors prior to the closing of the transaction, including Mr. Griffith, and five directors designated by Essential, including Mr. Franklin. Karl Kurz, independent Chair of the American Water board of directors, will continue to serve in such role after the closing of the transaction.

The combined company will be headquartered in Camden, New Jersey and Essential’s Bryn Mawr and Pittsburgh offices will each continue to maintain a strong operational presence long term. The combined company will continue to use the name “American Water.”

Non-Water and Non-Wastewater Businesses

Upon closing of the transaction, American Water plans to conduct a review of strategic alternatives for its non-water and non-wastewater businesses. No assurance can be given that any transaction or other strategic outcomes would result from the review.

Timing to Close and Approvals

The transaction is expected to close by the end of the first quarter of 2027, subject to customary closing conditions, including, among others, approval from each company’s shareholders, clearance under the Hart-Scott-Rodino Act, and regulatory approvals, including approval from the applicable public utility commissions.

Advisors

BofA Securities is serving as exclusive financial advisor to American Water, and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor.

Moelis & Company LLC is serving as exclusive financial advisor to Essential, and Gibson, Dunn & Crutcher LLP is serving as legal advisor.

Joele Frank, Wilkinson Brimmer Katcher is serving as strategic communications advisor for both companies.

Conference Call Information

American Water and Essential will hold a joint conference call and audio webcast today at 8:30 a.m. ET to discuss the transaction.

To access the listen-only webcast and view presentation slides, please register at https://event.choruscall.com/mediaframe/webcast.html?webcastid=1LoK8iWf. At the conclusion of the call, a replay of the broadcast will be available at this link and at American Water’s and Essential’s investor relations websites for up to one year.

The live broadcast and associated presentation materials will also be available on the investor relations section of each company’s website at ir.amwater.com and essential.co/investor-relations, as well as at www.AmericanWaterEssentialUtilitiesMerger.com, a new joint website dedicated to the merger.

American Water and Essential Third Quarter 2025 Earnings Results

American Water expects to release its financial results for the third quarter of 2025 after the market closes on October 29, 2025. Presentation slides and accompanying remarks reviewing third quarter results, 2026 earnings guidance, and long-term financial targets will be posted to American Water’s investor relations website after-market on October 29, 2025.

Essential expects to release its financial results for the third quarter of 2025 following the market close on November 4, 2025. Essential will post webcast remarks and associated materials on November 5, 2025 at 9 a.m. ET.

In light of the transaction announcement, both companies will not host earnings calls or associated question and answer sessions this quarter. Both companies expect to resume their typical earnings conference calls in 2026.

About American Water

American Water (NYSE: AWK) is the largest regulated water and wastewater utility company in the United States. With a history dating back to 1886, We Keep Life Flowing® by providing safe, clean, reliable and affordable drinking water and wastewater services to more than 14 million people with regulated operations in 14 states and on 18 military installations. American Water's 6,700 talented professionals leverage their significant expertise and the company’s national size and scale to achieve excellent outcomes for the benefit of customers, employees, investors and other stakeholders.

About Essential

Essential Utilities, Inc. (NYSE: WTRG) delivers safe, clean, reliable services that improve quality of life for individuals, families, and entire communities. With a focus on water, wastewater and natural gas, Essential is committed to sustainable growth, operational excellence, a superior customer experience, and premier employer status. We are advocates for the communities we serve and are dedicated stewards of natural lands, protecting thousands of acres of forests and other habitats throughout our footprint.

Operating as the Aqua and Peoples brands, Essential serves approximately 5.5 million people across nine states. Essential is one of the most significant publicly traded water, wastewater service and natural gas providers in the U.S. Learn more at www.essential.co.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements included in this communication are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could,” or the negative of such terms or other variations or similar expressions. Forward-looking statements may relate to, among other things: statements about the benefits of the proposed merger, including future financial and operating results; the parties’ respective plans, objectives, expectations and intentions; the expected timing and likelihood of completion of the merger and related transactions; the results of any strategic review; expected synergies of the proposed merger; the timing and result of various regulatory proceedings related to the proposed merger, and other general rate cases, filings for infrastructure surcharges and other governmental agency authorizations and proceedings, and filings to address regulatory lag; the combined company’s ability to execute its current and long-term business, operational, capital expenditures and growth plans and strategies; the amount, allocation and timing of projected capital expenditures and related funding requirements; the future impacts of increased or increasing transaction and financing costs associated with the proposed merger or otherwise, as well as inflation and interest rates; each party’s ability to finance current and projected operations, capital expenditure needs and growth initiatives by accessing the debt and equity capital markets and sources of short-term liquidity; impacts of the proposed merger on the future settlement or settlements of a party’s forward sale agreements, including potential adjustments to the forward sale price or other economic terms thereunder, and the amount of and the intended use of net proceeds from any such future settlement or settlements; the outcome and impact on other governmental and regulatory investigations; the filing of class action lawsuits and other litigation and legal proceedings related to the proposed merger; the ability to complete, and the timing and efficacy of, the design, development, implementation and improvement of technology and other strategic initiatives; each party’s ability to comply with new and changing environmental regulations; regulatory, legislative, tax policy or legal developments; and impacts that future significant tax legislation may have on each such party and on its business, results of operations, cash flows and liquidity.

These forward-looking statements are predictions based on currently available information, the parties’ current respective expectations and assumptions regarding future events that American Water Works Company, Inc. (“American Water”) and Essential Utilities, Inc. (“Essential Utilities”) believe to be reasonable. They are not, however, guarantees or assurances of any outcomes, performance or achievements, and readers are cautioned not to place undue reliance upon them. You should not regard any forward-looking statement as a representation or warranty by American Water, Essential Utilities or any other person that the expectation, plan or objective expressed in such forward-looking statement will be successfully achieved in any specified time frame, or at all. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this communication as a result of the factors discussed in American Water’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2025 (available at: ir.amwater.com), Essential Utilities’ Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 27, 2025 (available at: essential.co), and each party’s other filings with the SEC, and additional risks and uncertainties, including with respect to (1) the parties’ ability to consummate the proposed merger pursuant to the terms of the definitive merger agreement or at all; (2) the ability to timely or at all obtain the requisite shareholder approvals with respect to each party; (3) each party’s requirement to obtain required governmental and regulatory approvals required for the proposed merger (and/or that such approvals may result in the imposition of burdensome or commercially undesirable conditions, including required dispositions, that could adversely affect the combined company or the expected benefits of the proposed merger); (4) an event, change or other circumstance that could give rise to the termination of the merger agreement; (5) the failure to satisfy or waive a condition to closing of the proposed merger on a timely basis or at all; (6) a delay in the timing to consummate the proposed merger; (7) the failure to integrate the parties’ businesses successfully; (8) the failure to fully realize cost savings and any other synergies from the proposed merger or that such benefits may take longer to realize than expected; (9) negative or adverse impacts of the announcement of the proposed merger on the market price of American Water’s or Essential Utilities’ common stock; (10) the risk of litigation related to the proposed merger; (11) disruption from the proposed merger making it more difficult to maintain relationships with customers, employees, contractors, suppliers, regulators, vendors, elected officials, governmental agencies, or other stakeholders; (12) the diversion of each party’s management’s time and attention from operations of such party; (13) the challenging macroeconomic environment, including disruptions in the water and wastewater utility industries; (14) the ability of each party to manage its respective existing operations and financing arrangements on favorable terms or at all, including with respect to future capital expenditures and investments, operation and maintenance costs; (15) changes in environmental laws and regulations regarding each party’s respective operations that may adversely impact such party’s businesses or increase the cost of operations; (16) changes in each party’s key management and personnel; (17) changes in tax laws that could adversely affect beneficial tax treatment of the proposed merger; (18) regulatory, legislative, local or municipal actions affecting the water and wastewater industries, which could adversely affect the parties’ respective utility subsidiaries; and (19) other economic, business and other factors, including inflation and interest rate fluctuations. The foregoing factors should not be construed as exhaustive.

These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in American Water’s and Essential Utilities’ respective annual and quarterly reports as filed with the SEC, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date this communication is first used or given. Neither American Water nor Essential Utilities has any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the federal securities laws. New factors emerge from time to time, and it is not possible for American Water or Essential Utilities to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on American Water’s or Essential Utilities’ businesses, viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Important Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed merger, American Water will file a registration statement on Form S-4, which will include a document that serves as a prospectus of American Water with respect to the shares of American Water’s common stock to be issued in the proposed merger and a joint proxy statement of American Water and Essential Utilities for their respective shareholders (the “joint proxy statement/prospectus”), and each party will file other documents regarding the proposed merger with the SEC. This communication is not a substitute for the registration statement, the joint proxy statement/prospectus or any other document that American Water or Essential Utilities may file with the SEC or mail to their respective shareholders in connection with the proposed merger. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF EACH PARTY ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS, ANY AMENDMENTS OR SUPPLEMENTS THERETO AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC OR INCORPORATED BY REFERENCE INTO THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A definitive joint proxy statement/prospectus will be sent to American Water’s and Essential Utilities’ shareholders. Investors and security holders will be able to obtain the registration statement, the joint proxy statement/prospectus and the other documents filed regarding the proposed merger free of charge from the SEC’s website or from American Water or Essential Utilities. The documents filed by American Water with the SEC may be obtained free of charge at American Water’s investor relations website at ir.amwater.com or at the SEC’s website at www.sec.gov. The documents filed by Essential Utilities with the SEC may be obtained free of charge at Essential Utilities website at essential.co or at the SEC’s website at www.sec.gov. The information included on, or accessible through, American Water’s or Essential Utilities’ respective websites is not incorporated by reference into, and does not form a part of, this communication.

Participants in the Solicitation

American Water, Essential Utilities and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from American Water’s and Essential Utilities’ respective shareholders in connection with the proposed merger. Information about the directors and executive officers of American Water, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in American Water’s definitive proxy statement for its 2025 Annual Meeting of Shareholders, which was filed with the SEC on March 27, 2025, including under the headings “Compensation Discussion and Analysis,” “Director Compensation,” “Equity Compensation Plan Information,” and “Certain Beneficial Ownership Matters.” To the extent holdings of American Water’s common stock by the directors and executive officers of American Water have changed or do change from the amounts of American Water’s common stock held by such persons as reflected therein, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 (“Form 3”), Statements of Changes in Beneficial Ownership on Form 4 (“Form 4”) or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5 (“Form 5”), in each case filed with the SEC. Information about the directors and executive officers of Essential Utilities, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Essential Utilities’ definitive proxy statement for its 2025 Annual Meeting of Shareholders, which was filed with the SEC on March 25, 2025, including under the headings “Director Compensation” and “Compensation Discussion and Analysis.” To the extent holdings of Essential Utilities’ common stock by the directors and executive officers of Essential Utilities have changed or do change from the amounts of Essential Utilities’ common stock held by such persons as reflected therein, such changes have been or will be reflected on Forms 3, Forms 4 or Forms 5, in each case filed with the SEC. Additionally, information regarding the respective directors and executive officers of American Water and Essential Utilities and other participants in each respective proxy solicitation and a description of their direct and indirect interests in the proposed merger, by security holdings or otherwise, will be contained in the registration statement and joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed merger when such materials become available. Investors and security holders should read the registration statement and joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. Investors may obtain free copies of these documents from American Water and Essential Utilities as indicated above.

No Offer or Solicitation

This communication is for informational purposes and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote for approval, nor shall there be any offer or sale of securities or solicitation of any vote or approval in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

American Water Investor Contact:

Aaron Musgrave

Vice President, Investor Relations

(856) 955-4029

aaron.musgrave@amwater.com

American Water Media Contact:

Maureen Duffy

Executive Vice President, Communications and External Affairs

(856) 955-4163

mediainquiries@amwater.com

Essential Media Contact:

David Kralle

Vice President of Public Affairs

Media Hotline: (877) 325-3477

DMKralle@essential.co

Essential Investor Contact:

Brian Dingerdissen

Vice President, Treasurer, FP&A and IR

(610) 645-1191

BJDingerdissen@Essential.co